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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2000
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                           Sandy Spring Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


     Maryland                         0-19065                  52-1532952
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(State or other jurisdiction      (Commission file           (IRS Employer
of incorporation)                      number)           Identification Number)


17801 Georgia Avenue, Olney, Maryland  20832
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(Address of Principal Executive Offices)     (Zip Code)


Registrant's telephone number, including area code:  (301) 774-6400
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Item 5. Other Events.
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     On December 21, 2000, Sandy Spring National Bank of Maryland, a subsidiary of Sandy Spring Bancorp, Inc., announced today that it had reached an agreement to purchase certain assets of The Equipment Leasing Company (ELC) located in Sparks, Maryland, for cash consideration, and to assume certain related liabilities. ELC is a division of Progress Leasing Company headquartered in Blue Bell, Pennsylvania. In the acquisition, Sandy Spring National Bank expects to acquire approximately $30 million in lease receivables. The acquisition, subject to regulatory review, is expected to be completed by the end of January 2001. For additional information, see the Press Release included as Exhibit 99.

Item 7. Financial Statements and Exhibits.
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(a)  Exhibit 99 - Press Release dated December 21, 1999



                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SANDY SPRING BANCORP, INC.



                                              By:   /s/ James H. Langmead
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                                                   James H. Langmead,
                                                      Vice President and
                                                      Treasurer
Dated : December 26, 2000